UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December_11, 2009
(December 8, 2009)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jeffry E. Sterba, Chairman and Chief Executive Officer of PNM Resources (“PNMR”), announced on December 8, 2009, that he will retire effective March 1, 2010, as PNMR’s Chief Executive Officer, a position he has held since June 6, 2000. At the request of PNMR’s Board of Directors, Mr. Sterba will continue to serve as its Chairman and is anticipated to provide support on strategic and public policy issues to the Company.

At its December 8, 2009 meeting, the PNMR Board identified Patricia Vincent-Collawn, age 51, to become the new Chief Executive Officer and a member of PNMR's Board upon Mr. Sterba's retirement, with formal Board action expected at the regular February Board meeting.  The Board took no action with respect to compensation or other arrangements with Ms. Vincent-Collawn.

Ms. Vincent-Collawn joined PNMR in June 2007 as utilities president, overseeing operations for PNMR’s wholly-owned utility subsidiaries, Public Service Company of New Mexico and Texas-New Mexico Power Company.  In August 2008, she was named PNMR’s President and Chief Operating Officer.

Prior to joining PNMR, beginning in October 2005, Ms. Vincent-Collawn served as the President and Chief Executive Officer of Public Service Company of Colorado, a utility subsidiary of Xcel Energy, Inc. Ms. Vincent had responsibility for Colorado operations for 1.2 million gas customers and for 1.3 million electric customers. Xcel Energy is based in Minneapolis, Minnesota and is a major U.S. electric and gas company.

Ms. Vincent-Collawn joined New Century Energies (Xcel Energy’s predecessor company) in 1999 as Vice President of Marketing. Upon New Century Energies’ merger with Xcel Energy, in August 2000, Ms. Vincent-Collawn became Vice President of Marketing and Sales. As of March 2001, Ms. Vincent-Collawn then served as President of Retail Services. Ms. Vincent-Collawn served as Xcel Energy’s President, Customer and Field Operations, from July 2003 to October 2005.

The press release regarding the above management changes is filed herewith as Exhibit 99.1.

 Item  5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2009, the PNMR Board approved amendments to the PNMR Bylaws.  The amendments, which were effective on December 8, 2009, amended Article I, Sections 4(c) and 4(d) of the Bylaws (regulating proposals for business to be properly brought before an annual meeting of the PNMR) and added new Sections 8 and 9 to Article II of the Bylaws (dealing with director attributes and qualifications).

The amendments revise the advance notice provision to be more flexible in anticipation of future proxy rule changes by the Securities and Exchange Commission.  Also, prior to the amendments, the Bylaws required advance notice of 90 days before the earlier of the date on which the Notice of Internet Availability of Proxy Materials (“Eproxy Notice”) for the prior year’s annual meeting was mailed or, if no such Eproxy Notice was mailed, the date on which the proxy materials for the prior year’s annual meeting were first mailed, for business to be properly brought before an annual meeting by a shareholder, including nomination of director candidates.  As amended, the Bylaws require 120 days advance notice rather than 90 days.

PNMR’s Corporate Governance Principles, as previously disclosed, identify desirable Board attributes and general qualifications for directors in order for the Board to properly represent the long term interest of shareholders as required by the New Mexico Business Corporation Act.  The PNMR Board concluded that it would be desirable and appropriate to place the desirable Board attributes and general qualifications for directors identified in the Corporate Governance Principles into PNMR’s Bylaws.

Accordingly, Sections 8 and 9 of Article II of the Bylaws, as amended, include those attributes and general qualifications without making any substantive changes to the qualifications and attributes identified in the Corporate Governance Principles.  The Corporate Governance Principles have been amended to conform to the Bylaws.

The amended Bylaws of the Company are filed herewith as Exhibit 3.1.  The text of the amendments is found in Article I, Sections 4(c) and 4(d) and Article II, Sections 8 and 9 of the amended Bylaws.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit Number	Description
3.1	Bylaws of PNM Resources, Inc. with all amendments to and including December 8, 2009.
99.1	Press Release dated December 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: December 11, 2009	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)